UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 7, 2025

AMERICAN COASTAL INSURANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware		001-35761		75-3241967
(State or other jurisdiction of incorporation)		(Commission File Number)		(IRS Employer Identification No.)

570 Carillon Parkway, Suite 100				33716
Saint Petersburg,	FL
(Address of principal executive offices)				(Zip Code)

		(727)	633-0851
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.0001 par value per share	ACIC	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

American Coastal Insurance Corporation (“ACIC” or the “Company”) successfully renewed its all other perils catastrophe excess of loss agreement (the “AOP CAT” agreement). This agreement provides coverage for in-force, new and renewal business.

Effective January 1, 2025, ACIC, through its wholly owned insurance subsidiary American Coastal Insurance Company (“AmCoastal”), renewed the AOP CAT agreement. The agreement provides up to $90 million of occurrence limit excess of the $10 million attachment point to limit the Company’s losses from catastrophe loss events other than named windstorms and earthquakes. The Company’s wholly owned reinsurance subsidiary, Shoreline Re, is a participant in the AOP CAT agreement, bringing the Company’s consolidated retention to $9.8 million per occurrence, net of inuring quota share reinsurance coverage.

The cost of the agreement is approximately $11.9 million, a risk adjusted decrease of -8% year-over-year. Exclusive of ACIC’s retention the AOP CAT agreement provides coverage of approximately $88.2 million for a first event and $88.2 million for a second event, or $176.4 million in the aggregate, an aggregate increase of $4.4 million or 2.6% year-over-year. In addition, the attachment point decreased $4 million or 28.6% year-over-year from $14 million to $10 million.

In addition to the “AOP CAT” agreement, ACIC, through AmCoastal, purchased a new catastrophe aggregate excess of loss agreement (the “CAT Agg” agreement). This agreement provides coverage for in-force, new and renewal business.

Effective January 1, 2025, the new CAT Agg provides $40 million of aggregate limit (with a $20 million per occurrence cap) excess of zero after the $40 million annual aggregate deductible has been exceeded. The agreement limits the Company’s losses from all catastrophe loss events, including named windstorms, severe convective storms and winter storm events for the full year ending December 31, 2025. The cost of the agreement is approximately $6.6 million.

This Item 8.01 may contain forward-looking statements about our reinsurance program and related attachment point, total coverage and costs. These statements are subject to the Private Securities Litigation Reform Act of 1995 and are based on management's estimates, assumptions and projections. These forward-looking statements can generally be identified as such because the context of the statement includes words such as estimate, expect or words of similar nature. The actual changes to our reinsurance program and related attachment point, total coverage and costs may differ materially from those discussed in this report, depending on our reinsurers' capacity to pay claims and related adjustment provisions in our agreements with the private reinsurers.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

UNITED INSURANCE HOLDINGS CORP.
January 7, 2025	By:	/s/ B. Bradford Martz
B. Bradford Martz, President